News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
P&G DETAILS GROWTH & PRODUCTIVITY STRATEGIES; ANNOUNCES DURACELL DEAL WITH BERKSHIRE HATHAWAY; DISCUSSES FISCAL YEAR 2015 OUTLOOK
CINCINNATI, Nov. 13, 2014 - The Procter & Gamble Company (NYSE:PG) is hosting its 2014 Analyst Meeting today in Cincinnati, Ohio.  Chairman of the Board, President and Chief Executive Officer, A.G. Lafley, will lead a discussion of the strategic choices P&G has made to improve sales growth, profitability and cash productivity while strengthening its business portfolio and organization.

"We have the right strategic priorities, and we're making good progress against all elements," said Lafley.  "We're clear-eyed about the challenges we face from external forces, like currencies.  We will continue to accelerate and increase productivity savings, sharpen our strategies and strengthen our portfolio – all focused on delivering superior value to consumers and balanced growth and value creation for P&G shareowners."

Berkshire Hathaway to Acquire Duracell in Exchange for P&G Shares
Following its prior announcement of plans to exit the Duracell business, P&G said it now plans to execute a split transaction, in which it will exchange a recapitalized Duracell Company for Berkshire Hathaway's shares of P&G stock.

"We thank the Duracell employees for their many contributions to the business.  They've made Duracell the global market leader in the battery category," said Mr. Lafley.  "I'm confident this new ownership structure will provide strong support for Duracell's future growth plans."

"I have always been impressed by Duracell, as a consumer and as a long-term investor in P&G and Gillette," commented Warren E. Buffett, Berkshire Hathaway chief executive officer. "Duracell is a leading global brand with top quality products, and it will fit well within Berkshire Hathaway."

Berkshire's stock ownership is currently valued at approximately $4.7 billion.  P&G said it expects to contribute approximately $1.8 billion in cash to the Duracell Company in the pre-transaction recapitalization.

P&G said the transaction maximizes the after-tax value of the Duracell business and is tax efficient for P&G.  The value received for Duracell in the exchange is approximately 7-times fiscal year 2014 adjusted EBITDA.  This equates to a cash sale valued at approximately 9-times adjusted EBITDA.

As part of the exit of the battery business, P&G announced that it closed the sale of its interest in a China-based battery joint venture earlier in the week.

Based on the signing of the contract to exit the Duracell business, P&G will restate Batteries results to discontinued operations effective with the reporting of October-December 2014 quarterly results.  The Company expects to restate earnings per share of approximately $0.12 to $0.14 to discontinued operations for fiscal year 2014.   All-in GAAP earnings per share are not affected by the restatements.

P&G said it will incur a non-core, non-cash charge of approximately $0.28 per share in current quarter results to adjust Duracell goodwill and intangible assets to the expected after-tax transaction value.  P&G expects to finalize the restatement and one-time charge amounts in the next few weeks, and will update shareholders when final amounts are available.

P&G said it expects to close the Duracell transaction in the second half of calendar year 2015 pending necessary regulatory approvals.

Goldman Sachs & Co. acted as financial advisor, Cadwalader, Wickersham & Taft LLP acted as tax counsel, and Jones Day acted as legal counsel to P&G.

Fiscal Year 2015 Outlook

The Company reiterated its organic sales growth and core earnings per share growth guidance ranges for fiscal year 2015.  P&G continues to expect organic sales growth in the low-to-mid single digit range.  Net sales growth is expected to be in-line to up low single digits versus the prior fiscal year, including a negative two point impact from foreign exchange.

P&G maintained its core earnings per share growth guidance range of mid-single digits, though it noted that foreign exchange impacts skew the Company toward the low-end of the guidance range.  P&G said it is working to offset currency headwinds with increased productivity-driven cost savings.

P&G added that the quarterly profile of earnings will be heavily influenced by the variation of foreign exchange impacts from period-to-period.  The Company expects significant negative sales and earnings impacts from foreign exchange in the October-December 2014 quarter.

P&G noted that core earnings per share estimates for fiscal year 2015 should be calculated based on restated 2014 core EPS range of $4.08 to $4.10, reflecting the Batteries exit.

All-in GAAP diluted net earnings per share are now expected to be down 12% percent to down 15% percent versus the prior year, including approximately $0.83 per share of non-core charges, primarily from $0.20 per share of non-core restructuring charges and $0.60 of impairment charges, net of tax impacts.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "believe," "project," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions.  Forward-looking statements are based on current expectation and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the Company's overall business strategy, as well as cost and growth synergies in accordance with the stated goals of these transactions, and without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy) and to resolve pending matters (including the pending competition law inquiries in Europe) within current estimates; (7) the ability to successfully manage the  financial, legal, reputational and operational risk associated with third party relationships, such as suppliers, contractors and external business partners; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing arrangements; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, Argentina, China, India and Egypt); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves nearly 5 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Duracell®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Corso, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2015 (Estimate)	In-line to low single digit	2%	0%	Low-to-mid single digit
*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

Core EPS:  Core EPS is a measure of the Company's diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring due to increased focus on productivity and cost savings, and charges in FY 2015 for balance sheet remeasurement impacts from Venezuela and the impairments in our Batteries business.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The table below provides a reconciliation of diluted net earnings per share to Core EPS, including the anticipated restatement of earnings per share of approximately $0.12 to $0.14 to discontinued operations for fiscal year 2014 (as reflected in "Pro Forma FY 14" column):

	Reported FY 14	Pro Forma FY 14
Diluted Net Earnings Per Share	$4.01	$4.01
Earnings from discontinued operations	($0.03)	($0.17) – ($0.15)
Diluted Net Earnings Per Share from continuing operations	$3.98	$3.84 - $3.86
Incremental restructuring charges	$0.12	$0.12
Venezuela devaluation impacts	$0.09	$0.09
Charges for European legal matters	$0.02	$0.02
Rounding impacts	$0.01	$0.01
Core EPS	$4.22	$4.08 - $4.10

Total P&G	Diluted EPS Growth	Impact of Incremental Discontinued Operations to EPS Growth*	Core EPS Growth
FY 2015 (Estimate)	-12% to -15%	Approximately 18%	Mid-single digit

* No net impact to core EPS growth rate from changes in other non-core items